REGULATION S SUBSCRIPTION AGREEMENT

AND INVESTMENT REPRESENTATION

Preliminary Statement

Event Cardio Group, Inc., a Nevada corporation (the “Company”), is offering up to US$2,000,000 principal amount of its 8% convertible notes due January 31, 2018 in the form annexed hereto as Exhibit A (the “Notes”). The Notes are convertible into shares of the Company’s common stock at an initial conversion price of $0.15 per share, and, in the case of the Notes to be issued to the subscribers for the first US$500,000 principal amount of Notes to be issued in this offering, if prepaid by the Company at any time the volume weighted average price of the common stock for the preceding ten trading days is less than $0.15 per share, the holders of the Notes in the aggregate principal amount of US$500,000 will be entitled to receive warrants to purchase one percent of the then outstanding shares of common stock exercisable for a period of three years at an exercise price of $0.15 per share, but which may be exercised on a cashless basis (the “Warrants”).

The Company’s common stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is traded in the over the counter market and quoted through OTCQB under the symbol “ECGI.” Prior to November 14, 2014, the Company was a “shell company” as defined under Section 405 of the Securities Act. On November 14, 2014, the Company acquired 2340960 Ontario Inc., a Canadian company engaged in the development of medical products in a reverse acquisition, and on November 17, 2014 filed a Current Report on Form 8-K (the “Super Form 8-K”) reporting such acquisition.

The Company hereby agrees to sell to the investor whose names appear on the signature page annexed hereto (the “Investor”) and the Investor hereby agrees to purchase from the Company a Note in the principal amount of US$500,000 (the “Subject Note”). The purchase price for the Note shall be equal to 100% of the principal amount of the Subject Note (the “Purchase Price”). The Subject Note, together with the Warrants and any shares of the Company’s common stock issuable upon conversion of the Subject Note or exercise of the Warrants are hereinafter collectively referred to as the “Securities”.

SECTION 1

1.1 Subscription.

The Investor, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the Subject Note, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

1.2 Purchase of Notes.

The Investor understands and acknowledges that the total purchase price to be remitted to the Company in payment for the Subject Note is 100% of the principal amount, that is, US$500,000. The Investor understands and acknowledges that this subscription is irrevocable. Investor will deliver the Purchase Price by either (i) wire transfer to an account designated by the Company or (ii) by check payable to the Company. The Company will deliver to the Investor the Subject Note against payment of the Purchase Price.

SECTION 2

2.1 Investor Representations, Warranties and Covenants. The Investor hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a) Investment Purposes. The Investor is acquiring the Subject Note for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws. No other person has a direct or indirect beneficial interest in, and the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to, the Securities or any part of the Subject Note for which the undersigned is subscribing that would be in violation of the Securities Act or any state securities or "blue-sky" laws.

(b) Authority. The Investor has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Investor.

(c) Investment Experience. The Investor, or the Investor’s professional advisors, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Subscription Agreement. By reason of the business and financial experience of the Investor or his professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), the Investor can protect his own interests in connection with the transactions described in this Subscription Agreement.

(d) Exemption from Registration. The Investor acknowledges its understanding that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of the Investor made herein, the Investor further represents and warrants to and agrees with the Company and its affiliates that the Investor has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Securities, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(e) No Reliance. Other than as set forth herein, the Investor is not relying upon any other information, representation or warranty by the Company or any officer, director, stockholder, agent or representative of the Company in determining to invest in the Securities. The Investor has consulted, to the extent deemed appropriate by the Investor, with the Investor’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Securities and on that basis believes that his investment in the Securities is suitable and appropriate for the Investor.

(f) Compliance with Laws. Any resale of the Securities during the ‘distribution compliance period’ as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of the Securities in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. The Investor will not offer to sell or sell the Securities in any jurisdiction unless the Investor obtains all required consents, if any.

(g) Regulation S Exemption. The Investor understands that the Securities are being offered and sold in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Securities. In this regard, the Investor represents, warrants and agrees that:

(h) The Investor is not a U.S. Person (as defined in the Securities Act) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Securities for the account or benefit of a U.S. Person.

(i) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Investor was outside of the United States.

(j) The Investor will not, during the period commencing on the date of issuance of the Subject Note and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Securities in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(k) The Investor will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Securities only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(l) The Investor was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Securities, including without limitation, any put, call or other option transaction, option writing or equity swap.

(m) Neither the Investor nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Securities and the Investor and any person acting on his behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(n) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(o) Neither the Investor nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Securities. The Investor agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(p) Each certificate representing the Subject Note (and any shares of the Company’s common stock or other securities of the Company which the Investor may acquire upon conversion of the Subject Note or otherwise) shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

(A) “THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(B) “TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(q) The Investor consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company, if any, in order to implement the restrictions on transfer of the Securities set forth in this Section.

(r) Receipt of Information. The Investor has received all documents, records, books and other information pertaining to the Investor’s investment in the Company that has been requested by the undersigned.

(s) No Governmental Review. The Investor is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Securities, or (iii) guaranteed or insured any investment in the Securities or any investment made by the Company.

(t) No Short Sales. Unless and until the Investor has paid for the Subject Note, he shall not (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for common stock of the Company for an amount of shares in excess of the number of shares of common stock of the Company then held by the Investor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock of the Company or any securities convertible into or exercisable or exchangeable for common stock of the Company for an amount of shares in excess of the number of shares of common stock of the Company then held by the Investor, whether any such transaction is to be settled by delivery of common stock, other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

SECTION 3

3.1 Company’s Representations and Warranties. The Company represents and warrants to the undersigned as follows:

(a) Organization of the Company. The Company is a corporation duly organized and validly existing and in good standing under the laws of Nevada.

(b) Authority. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Subject Note, when issued against payment of the Purchase Price, will be duly executed and delivered by the Company and constitute a valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c) Exemption from Registration; Valid Issuances. The Securities, in accordance with the terms and on the basis of the representations and warranties of the undersigned set forth herein, may and shall be properly issued by the Company to the undersigned without registration or qualification pursuant to any applicable federal or state law. When issued and paid for as herein provided the shares of common stock issuable upon conversion of the Subject Note or exercise of the Warrants shall be duly and validly issued, fully paid, and non-assessable. Neither the sale of the Subject Note pursuant to, nor the Company's performance of its obligations under, this Agreement shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Securities or any of the assets of the Company. The Securities shall not subject the undersigned to personal liability by reason of the ownership thereof.

(d) No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Securities, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Securities Act.

(e) SEC Information. The Super Form 8-K, which includes information concerning the business, security ownership, directors and officers, and financial statements of the Company, as well as risk factors relating to an investment in the Company, has been made available to the Investors via the SEC’s EDGAR system. As of the date of its filing with the SEC (except as to the financial statements which are as of the date thereof), the information in the Super Form 8-K complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable thereto, and the Super Form 8-K, at the time it was filed with the SEC, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Super Form 8-K (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Financial Statements, the Company has no liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2014, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

3.2 Agreements of the Company.

3.2.1 Use of Proceeds. The Company will use the proceeds of the first $500,000 received in this Offering as follows:

Development of BreastCare product (Ceres Technologies)	$350,000
Development of Heart Monitor (Contex Canada Technology)	$100,000
Legal Fees (EVW)	$25,000
Incidentals	$25,000

3.2.2 Distribution Agreement. The Company will enter into an exclusive distribution agreement with an entity designated by the Investor (the “Distributor”) for the distribution of the Company’s BreastCare DTSTM device for a term of five years in Australia, New Zealand, Singapore, Thailand, Malaysia, Indonesia, Phillipines, Vietnam, Laos, Cambodia, Myanmar and Bangledesh. If the Company shall fail to establish a manufacturing facility for its BreastCare DTSTM device in Southeast Asia within eighteen months after the date the Notes are first issued, the Distributor and the Company will form a joint venture to establish a manufacturing facility in the Phillipines. A summary of the terms of the Distribution Agreement is annexed hereto as Exhibit 3.2.2

SECTION 4

4.1 Indemnity. The Investor agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and their respective successors and assigns and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor herein or in any other document furnished by the Investor to any of the foregoing in connection with this transaction.

4.2 Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

4.3 Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, prepaid, with a recognized international courier service, (b) delivered personally, (c) upon the expiration of twenty four (24) hours after transmission, if sent by facsimile if a confirmation of transmission is produced by the sending machine (and a copy of each facsimile promptly shall be sent as provided in clause (a), in each case to the parties at their respective addresses set forth below their signatures to this Agreement (or at such other address for a party as shall be specified by like notice; provided that the notices of a change of address shall be effective only upon receipt thereof).

4.4 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts and by facsimile, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. Signatures may be facsimiles.

4.5 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

4.6 Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

4.7 Assignability. This Agreement is not transferable or assignable by the undersigned.

4.8 Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles. If there is any litigation relating to this Agreement or the transaction contemplated hereby, the parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 4.3. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process. EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY BREACH OR ALLEGED BREACH HEREOF.

4.9 Compensation of Representative. Main Street Capital Pty. Ltd. has acted as the representative of the Investor in connection with this transaction. For its services the Company will issue to Main Street a Convertible Note in the initial principal amount of $25,000 having terms and conditions substantially identical to that of the Subject Note, including, if the Main Street Note is prepaid by the Company at any time the volume weighted average price of the common stock for the preceding ten trading days is less than $0.15 per share, the holder of the Note will be entitled to receive warrants to purchase one twentieth of one percent of the then outstanding shares of common stock exercisable for a period of three years at an exercise price of $0.15 per share, but which may be exercised on a cashless basis.

[signatures are on following page]

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below.

MEDPAC ASIA PACIFIC PTY. LTD.
(Australian Co. No. 604 389 577)

By:
Name: Ian Kellaway
Title: Director

Address:	c/o KMB Business Advisors & Chartered Accountants
Level 15
37 York Street, Sydney 2000

ACCEPTANCE OF SUBSCRIPTION

ACCEPTED BY:	Event Cardio Group, Inc.

By:
John Bentivoglio
President and CEO

Address:	2798 Thamesgate Drive Mississauga, Ontario, Canada L4T 4E8

Date: March , 2015

Exhibit A

Form of 8% Convertible Note due January 31, 2018

Exhibit 3.2.2.

Summary of Terms of Distribution Agreement